EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 26, 2025, with respect to the consolidated financial statements of Western Midstream Partners, LP, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Houston, Texas
October 15, 2025